Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18
U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, John Hall, the Chief Executive Officer, and Tina J. Gentile, the Interim Chief Financial Officer, of Greenwood Hall, Inc. (the "Company"), hereby certify, that, to their knowledge:

1.	The Annual Report on Form 10-K for the year ending August 31, 2014 (the "Report") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 15, 2014

/s/ John Hall

Chief Executive Officer

Date: December 15, 2014

/s/ Tina J. Gentile

Interim Chief Financial Officer